                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

          INTERLINQ SOFTWARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

INTERLINQ SOFTWARE CORPORATION
11980 NE 24TH STREET
BELLEVUE, WASHINGTON  98005

--------------------------------------------------------------------------------

                                                                 October 6, 2000




       DEAR FELLOW SHAREHOLDER:

       It is our pleasure to invite you to attend the 2000 Annual Meeting of Shareholders. This year's Annual Meeting will be held on November 14, 2000, at 3:00 p.m., Pacific Standard Time, in the Conference Room at the INTERLINQ corporate headquarters, 11980 NE 24th Street, Bellevue, Washington 98005.

       Details of the business to be conducted at the Annual Meeting are set forth in the enclosed Notice of Annual Meeting of Shareholders and the Proxy Statement.

       It is important that your shares be represented at the Annual Meeting. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it in the envelope provided.

       We look forward to greeting personally those shareholders who are able to attend.


                                            Very truly yours,

                                            INTERLINQ Software Corporation

                                            /s/ JIRI M. NECHLEBA

                                            Jiri M. Nechleba
                                            Chairman of the Board, President and
                                            Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 14, 2000

--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF INTERLINQ SOFTWARE CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of INTERLINQ Software Corporation, a Washington corporation (the "Company"), will be held in the Conference Room at the Company's headquarters, 11980 NE 24th Street, Bellevue, Washington 98005, on November 14, 2000, at 3:00 p.m. Pacific Standard Time (the "Annual Meeting"), for the following purposes:

       (1) To elect three directors to hold office for two years or until their respective successors are elected and qualified.

       (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Shareholders of record at the close of business on September 29, 2000 will be entitled to notice of, and to vote at, the Annual Meeting.

The Company cordially invites all shareholders to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that you mark, sign, date and return the accompanying Proxy, regardless of the size of your holdings, as promptly as possible. A postage prepaid envelope (if mailed in the United States) is enclosed for your convenience. Your Proxy is revocable at your request at any time before it is voted. Any shareholder may attend the Annual Meeting and vote in person even if that shareholder has returned a proxy card.

                                            By Order of the Board of Directors,


                                            /s/ ALAN R. PICKERILL


                                            Alan R. Pickerill
                                            Corporate Secretary


Bellevue, Washington
October 6, 2000


                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
                  FISCAL YEAR ENDED JUNE 30, 2000 IS ENCLOSED.

PROXY STATEMENT

--------------------------------------------------------------------------------

GENERAL

The Company is furnishing this Proxy Statement and the enclosed Proxy (which are being mailed to shareholders on or about October 10, 2000) in connection with the solicitation of Proxies by the Board of Directors of INTERLINQ Software Corporation, a Washington corporation (the "Company"), for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 14, 2000, at 3:00 p.m. Pacific Standard Time, including any adjournment thereof, at the Company's headquarters, 11980 NE 24th Street, Bellevue, Washington, 98005.

RECORD DATE AND OUTSTANDING SHARES

The Company has called the Annual Meeting for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. All holders of the Common Stock of the Company ("Common Stock") as of the close of business on September 29, 2000, are entitled to vote at the meeting. As of that date, there were 4,825,077 shares of Common Stock outstanding.

QUORUM

A quorum for the Annual Meeting will consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and they count toward the quorum.

VOTING

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. All shares represented by Proxies will be voted in accordance with shareholder directions. If the accompanying Proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting by the proxy holder in accordance with the instructions of the shareholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

Under Washington law and the Company's Restated Articles of Incorporation and Restated Bylaws, if a quorum exists at the meeting, the three nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by Proxy and entitled to vote shall be elected directors. Abstentions will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee. There can be no broker non-votes on this matter since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors.

REVOCABILITY OF PROXIES

A Proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her Proxy at that time. Otherwise, to revoke a Proxy a shareholder must deliver a Proxy revocation or another duly executed Proxy bearing a later date to the Corporate Secretary of the Company at 11980 NE 24th Street, Bellevue, Washington 98005, before the Annual Meeting. Attendance at the Annual Meeting will not revoke a shareholder's Proxy unless the shareholder votes in person.

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services, and, in addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, telegraph or messenger. The Company will pay Allen Nelson & Co. its reasonable and customary fees not expected to exceed $5,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting Proxies. The Company also will pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to the beneficial owners of the shares. All of the costs of the solicitation of Proxies will be paid by the Company.

--------------------------------------------------------------------------------
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------


The following tables show the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934 as amended) known to the Company who beneficially owned more than 5% of the Company's Common Stock as of September 15, 2000. They also show beneficial ownership as of September 15, 2000 for each director, for each executive officer named in the Summary Compensation Table and for all executive officers and directors as a group.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial owners known to the Company as of September 15, 2000, who owned more than 5% of the Company's Common Stock. To the Company's knowledge, and except where noted below, each of the named persons has sole voting and investment power with respect to the shares shown.

          NAME AND ADDRESS OF                            AMOUNT AND NATURE OF        PERCENT OF
            BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP (1)      CLASS OWNED
------------------------------------------------------------------------------------------------
J. Carlo Cannell (d/b/a Cannell Capital Management)          615,400 (2)                12.8%
     600 California Street
     San Francisco, CA  94108

Dimensional Fund Advisors Inc.                               286,100 (3)                 5.9%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401-1038

Ironstone Group, Inc                                         263,200                     5.5%
     One Bush Street, Suite 1240
     San Francisco, CA  94104

RS Investment Management Co., LLC                            251,400 (4)                 5.2%
     388 Market Street, Suite 200
     San Francisco, CA 94111

ROI Capital Management, Inc.                                 249,000 (5)                 5.2%
     17 E. Sir Francis Drake Blvd., Suite 225
     Larkspur, CA  94939

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares.

(2) Mr. Cannell has shared voting power with respect to these shares which include 231,800 shares held by Tonga Partners, LP, 44,500 shares held by Pleiades Investment Partners, LP, 20,700 shares held by George S. Sarlo 1995 Charitable Remainder Trust, 125,000 shares held by The Cuttyhunk Fund Limited, 60,400 shares held by Canal, Ltd., 54,200 shares held by Goldman Sachs Performance Partners (Offshore), L.P., and 78,800 shares held by Goldman Sachs Performance Partners, L.P.

(3) Dimensional Fund Advisors Inc. an investment adviser registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles. In its role as investment advisor and investment manager, Dimensional Fund Advisors Inc. possesses both voting and investment power over the Company's Common Stock. All of this Common Stock is owned by the investment companies and investment vehicles and Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.

(4) RS Investment Management Co., LLC has shared voting power with respect to these shares. RS Value Group LLC is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. No client owns greater than 5% of the stock. RS Investment Management, L.P. is the managing member of RS Value Group, LLC. RS Investment Management Co., LLC is the General Partner of RS Investment Management L.P.

(5) ROI Capital Management, Inc. is deemed to be the beneficial owner of these shares pursuant to separate arrangements whereby it acts as investment adviser to certain persons, including ROI Partners, L.P. Each person for whom ROI Management, Inc. acts as investment adviser has the right to receive or power to direct the receipt of dividends from, or proceeds from the sale of, the Common Stock purchased or held pursuant to such arrangement. Mitchell J. Soboleski & Mark T. Boyer are deemed to be the beneficial owners of the number of these shares pursuant to their ownership interest in ROI Capital Management, Inc.


SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of September 15, 2000, the number of shares of Common Stock owned by each of the Company's directors, the executive officers named in the summary compensation table, and all directors and executive officers as a group. Each of the named persons and members of the group has sole voting and investment power with respect to the shares shown, except as stated below.


                                                  AMOUNT             PERCENT
                                                AND NATURE             OF
      NAME OF BENEFICIAL OWNER                 OF BENEFICIAL          CLASS
                                                OWNERSHIP              (1)
--------------------------------------------------------------------------------
George S. Sarlo                                  367,599      (2)       7.6%
Theodore M. Wight                                 74,500      (3)       1.5%
Robert J. Gallagher                               59,395      (3)       1.2%
Robert W. O'Rear                                  45,500      (3)          *
Jiri M. Nechleba                                 331,250      (4)       6.4%
Patricia R. Graham                                84,000      (4)       1.7%
Alan R. Pickerill                                    724      (4)          *
                                                 -------               -----
All directors and executive officers as a
     group (7 persons)                           962,968               19.3%

* Less than 1.0%

(1) Shares of Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of September 15, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes options to purchase 10,000 shares of Common Stock currently exercisable or exercisable within 60 days of September 15, 2000. Mr. Sarlo has sole voting and dispositive power over an aggregate of 297,259 shares of the Company, which consist of 234,295 shares held by the George
       S. Sarlo Revocable Trust; 7,033 shares held by the George S. Sarlo SEPIRA; 3,000 shares held by the George S. Sarlo IRA Rollover; and 52,931 shares held by the Walden Management Corporation Pension FBO George S. Sarlo. In addition, Mr. Sarlo is one of four general partners of Walden Partners II, LP, which is a general partner of Walden Capital Partners II, LP. Walden Capital Partners II, LP, holds 60,340 shares of the Company's Common Stock of which Mr. Sarlo shares the voting and dispositive power with the other general partners of Walden Partners II, LP.

(3) Includes options to purchase 38,500 shares of Common Stock currently exercisable or exercisable within 60 days of September 15, 2000.

(4) Represents options to purchase shares of Common Stock currently exercisable or exercisable within 60 days of September 15, 2000.

--------------------------------------------------------------------------------
ELECTION OF DIRECTORS
(PROPOSAL 1)
--------------------------------------------------------------------------------


The Company's Board of Directors (the "Board") currently consists of five directors and is divided into two classes, with each director serving for a two-year term and all the directors in one class standing for election each year. Three directors presently serve in Class I and two directors presently serve in Class II. This year, three Class I directors are to be elected.

Although the Board is informed that each of the three nominees is willing to serve as a director and it is not anticipated that any nominee will be unavailable for election, if for any reason either of the nominees shall become unavailable for election, the Proxy will be voted as directed by the Board.

The Board has nominated the following candidates to stand for election as Class I directors, all of whom are nominated for terms of two years, until the Company's Annual Meeting of Shareholders in 2002, and in each case until his respective successor shall be elected and qualified: Robert W. O'Rear, Robert J. Gallagher and George S. Sarlo. Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote shares represented by such Proxies for Mr. O'Rear, Mr. Gallager and Mr. Sarlo.

Information as to the nominees and as to each other director whose term will continue after the Annual Meeting is given in the following section. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Directors' ages are as of June 30, 2000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.


--------------------------------------------------------------------------------
NOMINEES FOR ELECTION AS CLASS I DIRECTORS
TERMS EXPIRING IN 2002
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

ROBERT W. O'REAR                             Mr. O'Rear has served as a director of the Company
                                             since 1994.  Since 1991, he has been President of
Director                                     O'Rear Cattle, Inc., a beef cattle company.  From
                                             1978 through 1993, Mr. O'Rear served as the manager
Age 57                                       of subsidiary development for Microsoft
                                             Corporation.  Mr. O'Rear is a Principal of Poulsbo
                                             Recreational Vehicle, Inc.

-------------------------------------------------------------------------------------------------

ROBERT J. GALLAGHER                          Mr. Gallagher has served as a director of the
                                             Company since 1994.  Since 1997, Mr. Gallagher has
Director                                     been an independent consultant.  From 1987 through
                                             1997, Mr. Gallagher served as an executive officer
Age 44                                       with North American Mortgage Company, a California
                                             mortgage banking company, in various roles,
                                             including Senior Vice President and Chief Financial
                                             Officer and  Executive Vice President and Chief
                                             Administrative Officer.
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                             Mr. Sarlo has served as a director of the Company
GEORGE S. SARLO                              since November 30, 1999.  Since 1974, Mr. Sarlo has
                                             been a Partner in the Walden Group of Venture
Director                                     Capital Funds.  Mr. Sarlo is a member of the board
                                             of directors of Invivio Corporation.
Age 62
-------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CONTINUING CLASS II DIRECTORS
TERMS EXPIRING IN 2001
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------

JIRI M. NECHLEBA                              Mr. Nechleba has served as President and Chief
                                              Executive Officer of the Company since September
Director, Chairman of the Board               11, 1995 and as Chairman of the Board since
                                              November 6, 1995.  From 1993 to 1995, he served as
Age 42                                        Senior Vice President and General Manager of
                                              SolutionWare, a division of A.C. Nielsen, a Dun &
                                              Bradstreet subsidiary, and a provider of
                                              information solutions to the consumer packaged
                                              goods industry.  From 1985 to 1993, Mr. Nechleba
                                              was an independent management consultant to a
                                              variety of industries.

-------------------------------------------------------------------------------------------------

THEODORE M. WIGHT                             Mr. Wight has served as a director of the Company
                                              since 1985.  Since 1994, Mr. Wight has been
Director                                      general partner of the general partner of Pacific
                                              Northwest Partners SBIC, L.P., a venture capital
Age 57                                        firm.  Mr. Wight has also served as a general
                                              partner of the general partner of Walden Investors
                                              since 1983.  Mr. Wight is a member of the board of
                                              directors of RehabCare Group, Inc., Walt's
                                              Radiator & Brake, Inc., AcryMed, Inc., Pet's
                                              Choice, Inc., NextCare Hospitals, Inc., Health
                                              Practice Partners, Inc., Verus, Inc., and Landmark
                                              Group, Inc.

--------------------------------------------------------------------------------
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


During fiscal year 2000, there were nine meetings of the Company's Board. The standing committees of the Board include an Audit Committee and a Compensation Committee, but do not include a Nominating Committee. The full Board selects nominees for election as directors. All of the incumbent directors attended at least 85% of the meetings of the Board and its committees held during the fiscal year.

The Audit Committee consists of Theodore M. Wight and Robert J. Gallagher. Four meetings of the Audit Committee were held during the last fiscal year. The Audit Committee's responsibilities include: (i) reviewing the plan, scope and results of the independent audit and reporting to the full Board whether financial information is fairly presented and whether generally accepted accounting principles are followed; (ii) monitoring the internal accounting and financial functions of the Company to assure quality of staff and proper internal controls, and (iii) investigating conflicts of interest, ethics and compliance with laws and regulations.

The Compensation Committee consists of Theodore M. Wight, Robert J. Gallagher and Robert W. O'Rear. Three meetings of the Compensation Committee were held during the last fiscal year. The Compensation Committee establishes base salaries and incentive compensation for all executive officers of the Company. The Committee also administers the INTERLINQ Software Corporation 1985 Restated Stock Option Plan (the "1985 Option Plan") and the INTERLINQ Software Corporation 1993 Stock Option Plan (the "1993 Option Plan").


--------------------------------------------------------------------------------
DIRECTORS' FEES
--------------------------------------------------------------------------------


The Company pays each director $1,000 in cash compensation for each attendance at Board meetings, and reimburses directors for their out-of-pocket expenses incurred for attendance at Board meetings.

The Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan") provides for the automatic grant of nonqualified stock options at an exercise price equal to the fair market value on the date of grant. Each non-employee director elected or appointed receives an initial grant of 10,000 shares upon becoming a director. Each continuing director receives an annual grant of 7,500 shares immediately following each Annual Meeting of Shareholders. Options granted under the Directors Plan vest in full six months from the date of grant. Options granted under the Directors Plan expire five years from the date of grant or, if earlier, three months after the optionee's termination of service with the Company or one year after the optionee's death or disability.

--------------------------------------------------------------------------------
COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------


Compensation Summary.

The following table shows, for the Chief Executive Officer and other executive officers during the fiscal year ended June 30, 2000, information concerning compensation paid or accrued for services to the Company in all capacities for that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                   ANNUAL COMPENSATION       AWARDS
                                                --------------------------------------
                                                                            SECURITIES
                                                                            UNDERLYING    ALL OTHER
                                                                             OPTIONS     COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)       (#)             $
----------------------------------------------------------------------------------------------------
Jiri M. Nechleba (1)                     2000      200,000          --            --       4,800 (2)
   Chairman of the Board, President      1999      195,385     122,549       100,000       4,800
and Chief Executive Officer              1998      175,112      94,951        25,000          --
----------------------------------------------------------------------------------------------------
Stephen A. Yount (3)                     2000      103,930          --        16,000       3,280 (2)
   Executive Vice President -            1999      138,616      39,644            --       4,008
Enterprise,
   Technology Division, CFO &            1998      120,077      64,900        17,500         900
Secretary
----------------------------------------------------------------------------------------------------
Patricia R. Graham  (4)                  2000      151,983      50,064 (5)    16,000          --
   Executive Vice President - Mortgage   1999      138,616     126,465 (6)        --          --
   Technology Division                   1998      120,077     139,042 (7)    17,500          --
----------------------------------------------------------------------------------------------------
Alan R. Pickerill (8)                    2000       87,834          --        26,400       2,602 (2)
   Vice President of Finance -           1999       72,351       6,195           750       1,963
Mortgage
   Technology Division and Corporate     1998       31,583          --            --          --
Secretary

(1) Mr. Nechleba joined the Company as President and Chief Executive Officer in September 1995. He was elected as Chairman of the Board in November 1995.

(2) In fiscal year 2000, the Company matched 50% ($0.50 on the $1.00) of the first 6% the employee contributed to their 401(k) Plan. The company's matching amount is subject to four years of vesting with 25% vesting each year.

(3) Mr. Yount joined the Company as Chief Financial Officer and Secretary in October 1991 and was promoted to the position of Executive Vice President
       - Enterprise Technology Division in June 1998. Mr. Yount departed from the Company on January 26, 2000. The amount disclosed is the year to date total for Mr. Yount at the time of his departure.

(4) Ms. Graham joined the Company as Vice President - Sales and Marketing in March 1996, and was promoted to Executive Vice President - Mortgage Technology Division in June 1998.

(5) Includes commission income of $50,064 for fiscal 2000 based upon a percentage of net software license fees and other revenues.

(6) Includes commission income of $85,709 for fiscal 1999 based upon a percentage of net software license fees and other revenues.

(7) Includes commission income of $74,055 for fiscal 1998 based upon a percentage of net software license fees and other revenues.

(8) Mr. Pickerill joined the Company as Controller in January 1998, was later promoted to Director of Finance, and became Vice President of Finance in January 2000. The amount shown for fiscal year 1998 includes compensation from January 5, 1998 to June 30, 1998.

Option Grants

Shown below is certain information concerning options granted to the Company's executive officers during the fiscal year ended June 30, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

----------------------------------------------------------------------------------------------------------
                                                                                          POTENTIAL
                                                                                     REALIZABLE VALUE AT
                        NUMBER OF                                                       ASSUMED ANNUAL
                       SECURITIES         % OF TOTAL                                 RATES OF STOCK PRICE
                       UNDERLYING          OPTIONS                                       APPRECIATION
                        OPTIONS           GRANTED TO      EXERCISE                     FOR OPTION TERM(2)
                        GRANTED          EMPLOYEES IN      PRICE        EXPIRATION   ---------------------
        NAME              (#)            FISCAL YEAR    ($/SHARE)(1)       DATE         5%           10%
----------------------------------------------------------------------------------------------------------
Jiri M. Nechleba             --              --             N/A             N/A           --            --

Stephen A. Yount         16,000  (3)        4.7%           6.531         8/03/09          --            --

Patricia R. Graham       16,000  (4)        4.7%           6.531         8/03/09     $63,799      $166,546

Alan R. Pickerill         1,400  (5)           *           6.531         8/03/09      $5,583       $14,572
                         25,000  (6)        7.4%           4.344         2/11/10     $66,301      $173,080

* Less than 1.0%

(1) The option exercise price, as determined by the Board, is equal to the fair market value of the underlying Common Stock on the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. The calculations assume that all of the options are exercised at the end of their respective ten-year terms. Actual gains, if any, on the stock option exercises depend on the future performance of Common Stock and overall market conditions, as well as the holder's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

(3) The options granted consist of a combination of non-qualified and incentive stock options that vest in yearly increments over a four-year period, becoming fully vested on August 3, 2003. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years. These options were forfeited on January 26, 2000.

(4) The options granted consist of a combination of non-qualified and incentive stock options that vest in yearly increments over a four-year period, becoming fully vested on August 3, 2003. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

(5) The options granted consist of incentive stock options that vest in yearly increments over a four-year period, becoming fully vested on August 3, 2003. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

(6) The options granted consist of incentive stock options that vest in yearly increments over a four-year period, becoming fully vested on February 11, 2004. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

       Option Exercises and Fiscal Year-End Values.

Shown below is information with respect to the exercise of options to purchase the Company's Common Stock granted in fiscal 2000 and prior years under the 1993 Option Plan and the 1985 Option Plan to the Company's executive officers and stock options held by them as of June 30, 2000.


                 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END

                               OPTION VALUE TABLE

                              NUMBER OF SECURITIES
                             UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                OPTIONS HELD AT               IN-THE-MONEY OPTIONS AT
                                JUNE 30, 2000 (#)                 JUNE 30,2000 ($)
                       --------------------------------------------------------------------
      NAME               EXERCISABLE     UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
                                                                (1)               (1)
-------------------------------------------------------------------------------------------
Jiri M. Nechleba           256,250          143,750            ----               ----
Patricia R. Graham          84,000           24,500            ----               ----
Alan R. Pickerill              724           26,426            ----               ----
Stephen A. Yount              ----             ----            ----               ----

(1) This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on June 30, 2000 ($2.25) and the exercise prices for the relevant options.

--------------------------------------------------------------------------------
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS
--------------------------------------------------------------------------------


1993 Option Plan and 1985 Option Plan

The 1993 Option Plan and the 1985 Option Plan both provide that, upon the occurrence of certain transactions, including certain mergers and business combinations involving the Company, outstanding options will become fully vested and exercisable. Such options, if not exercised, will then terminate upon consummation of such transaction. In the alternative, at the discretion of the Company and the other participants in any such transaction, such options may be assumed by the acquiring or surviving entity.

Stock Option Plan for Non-Employee Directors

The Stock Option Plan for Non-Employee Directors provides that upon the occurrence of certain events, including certain mergers and business combinations involving the Company, outstanding options will become fully vested and exercisable for a period of twenty days prior to the consummation of such transaction whereupon such options, if not exercised, will terminate unless converted in a stock-for-stock exchange.

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


The Compensation Committee of the Board (the "Committee") for fiscal year 2000 consisted of three members of the Board, who are all non-employee directors of the Company. The Committee is responsible for reviewing and approving base salaries for all executive officers, the level of participation in the executive bonus program, the company-wide profit sharing plan and any changes to the design of these plans. The Committee also administers the 1993 Option Plan and 1985 Option Plan. Decisions made by the Committee relating to compensation of executive officers are reviewed by the full Board.

       Executive Compensation Policies and Performance Measures

The Company's executive compensation policies have been developed to meet the following objectives:

- Attract and retain key executives critical to the Company's long-term success;

- Reward key executives for their contributions to the executive team in the development and successful execution of product, marketing, sales and business strategies; and

- Motivate key executives to make decisions and take actions that increase the value of the Common Stock over the long term.

The Committee uses a combination of cash- and equity-based programs to compensate key executives.

       Cash-Based Compensation

Base salaries for all executive officers are reviewed periodically. In evaluating executive salaries, the Committee uses various salary surveys of compensation paid at companies of similar size in the software industry. Additionally, salaries are based upon a review of the officer's contribution to the team in accomplishing Company short- and long-term objectives. Short-term objectives include sales growth from new and existing products and financial performance measures, which include gross margin, operating margin, net income and earnings per share. Long-term objectives include the timely development of new products, enhancements to existing products, identification of new markets, development and execution of plans to address identified market opportunities, and share price appreciation. The Committee does not place any specific weighting on these individual factors in determining executive officer salary levels, but instead evaluates the overall impact of achieving these short- and long-term objectives on the return on shareholders' equity. In general, based upon the above ongoing review for each executive officer, the Committee targets its base salaries for all of its executive officers by referencing the various salary surveys for comparable positions. Because the salary surveys used are published confidentially, without listing the participants, the Company is not aware if any of the companies in the S&P Computer Software and Services Index presented in the Performance Graph with this Proxy Statement were also in the these salary surveys.

The Company provides executive officers with incentive compensation in the form of its Executive Bonus Plan. This plan was designed to ensure that a high percentage of each executive officer's total potential cash compensation is based on a quantitative evaluation of the Company's financial performance. The plan's pay out formula provides for pay-outs on a sliding scale based upon achieving a target level of profitability before payment of executive bonuses, employee profit sharing and income taxes. No pay out will be made, however, if the Company fails to achieve a minimum pre-determined level of profitability. Because profit targets were not met for the fiscal year ended June 30, 2000, executive bonuses were not paid.

       Equity-Based Compensation

The Company provides its executive officers with long-term incentives through its 1993 Option Plan. The primary objective of this plan is to provide an incentive for the executives to make decisions and take actions which maximize long-term shareholder value. The plan design promotes this long-term focus using vesting periods. Options currently vest in either four or five equal annual installments beginning one year from date of grant. The Committee reviews and approves all grants made under the plan. The Committee generally grants executive officers options upon hire and additional grants are reviewed annually. The number of new grants each year for both the executive officers and the rest of the Company's employees is based primarily on relative salary levels. The Committee reviews the number of grants already awarded each executive officer before approval of additional grants. For fiscal year 2000, the Committee granted Stephen A. Yount, the Company's former Chief Financial Officer & Corporate Secretary, and Patricia R. Graham, the Company's Vice President - Mortgage Technology Division, 16,000 stock options. In addition, the committee granted 26,400 stock options to Alan R. Pickerill, the Company's Vice President of Finance & Corporate Secretary.

       CHIEF EXECUTIVE OFFICER COMPENSATION

       Cash-Based Compensation

In assembling the compensation package of the Chief Executive Officer (the "CEO"), the Committee pursues the same objectives which apply for the Company's other executive officers. The committee applies a combination of qualitative and quantitative performance measures in developing the CEO's base salary. As mentioned previously in this report, these include short-term objectives of sales growth from new and existing products and financial performance measures, which include gross margin, operating margin, net income and earnings per share. Long-term objectives include the timely development of new products, enhancements to existing products, identification of new markets, development and execution of plans to address identified market opportunities, and share price appreciation. The Committee does not place any specific weighting on these individual factors in determining the CEO's salary level, but instead evaluates the overall impact of achieving these short- and long-term objectives on the return on shareholders' equity.

In order to promote long-term shareholder value, the CEO's total potential compensation generally includes a relatively high proportion in the form of the Company's Executive Bonus Plan. This plan is based on a quantitative evaluation of the Company's financial performance. The plan's pay out formula provides for pay-outs on a sliding scale based upon achieving a target level of profitability before payment of executive bonuses, employee profit sharing and income taxes. No pay out will be made, however, if the Company fails to achieve a minimum pre-determined level of profitability. Because profit targets were not met for the fiscal year ended June 30, 2000, the CEO was not paid a bonus.

       Equity-Based Compensation

The Company provides its CEO with long-term incentives through its 1993 Stock Option Plan. The primary objective of this plan is to provide an incentive for the CEO to make decisions and take actions, which maximize long-term shareholder value. The plan design promotes this long-term focus using vesting periods. The number of new grants each year for the CEO, the other executive officers, and the rest of the Company's employees is based primarily on relative salary levels. The Committee reviews the number of grants already awarded to its CEO before approval of additional grants. During fiscal year 2000, no grants were made to the Company's CEO.


COMPENSATION COMMITTEE

Robert W. O'Rear
Robert J. Gallagher
Theodore M. Wight

--------------------------------------------------------------------------------
PERFORMANCE GRAPH
--------------------------------------------------------------------------------


The following graph compares the cumulative total return to shareholders on the Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index ("S & P 500 Index") and the Standard and Poor's Computer Software & Services Index ("S & P Computer Software & Services Index") for the period beginning on June 30, 1995, and ending on June 30, 2000, the end of the Company's last fiscal year.

                               [PERFORMANCE GRAPH]


                                                6/95       6/96      6/97      6/98       6/99      6/00
INTERLINQ SOFTWARE CORPORATION                100.00     128.57    110.71    203.57     192.86     64.29
S & P 500                                     100.00     126.00    169.73    220.92     271.19    290.85
S & P COMPUTERS (SOFTWARE & SERVICES)         100.00     133.21    221.37    343.32     527.34    594.05


Assumes $100 invested on June 30, 1995 in the Common Stock, S & P 500 Index and the S & P Computer Software & Services Index, with all dividends reinvested. Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

--------------------------------------------------------------------------------
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


The Board has selected KPMG LLP, certified public accountants, to act as independent auditor of the Company for the fiscal year ending June 30, 2001. KPMG LLP has been auditor of the Company since 1985.

A representative of KPMG LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.


--------------------------------------------------------------------------------
DEADLINE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS
--------------------------------------------------------------------------------


Proposals by eligible shareholders of the Company that are intended to be presented to the shareholders at the Company's 2001 Annual Meeting of Shareholders must be in writing and received by the Company no later than June 12, 2001 in order that they may be included in the Proxy Statement and proxy card for that meeting. In accordance with the Company's Bylaws, a shareholder proposing to transact business at the Company's Annual Meeting must provide written notice of such proposal, in the manner provided by the Company's Bylaws, not fewer than 60 days nor more than 90 days prior to the date of such Annual Meeting (or, if the Company provides less than 60 days notice of such meeting, no later than the 10th day after the date of the Company's notice). In addition, if the Company receives notice of a shareholder proposal after August 26, 2001, the persons named as proxies in such Proxy Statement and Proxy will have discretionary authority to vote on such shareholder proposal.


--------------------------------------------------------------------------------
SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------


The Company believes that none of its officers, directors, or beneficial owners of more than 10% of the outstanding shares of Common Stock filed any late reports as required by Securities and Exchange Commission rules promulgated under Section 16 of the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
OTHER MATTERS
--------------------------------------------------------------------------------


The Company is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend. Copies of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2000 are being mailed to shareholders, together with this Proxy Statement, the Proxy and the Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Corporate Secretary of the Company, 11980 NE 24th Street, Bellevue, Washington 98005.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ ALAN R. PICKERILL

                                            Alan R. Pickerill
                                            Corporate Secretary

Dated:  October 6, 2000
Bellevue, Washington

                         INTERLINQ Software Corporation

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 14, 2000

The undersigned hereby appoints Patricia R. Graham and Alan R. Pickerill, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of INTERLINQ Software Corporation held of record by the undersigned on September 29, 2000, at the Annual Meeting of Shareholders to be held on November 14, 2000, or any adjournment thereof.

Proposal 1. ELECTION OF DIRECTORS. Election of the following nominees to serve as directors for two-year terms or until their respective successors are elected and qualify: George S. Sarlo, Robert W. O'Rear and Robert J. Gallagher.

FOR all           WITHHOLD AUTHORITY              WITHHOLD AUTHORITY for the following
Nominees          to vote for all nominees        Nominees only:  (write the name of the
                                                  Nominee(s) in this space)

                                                  --------------------------------------
  [ ]                    [ ]                                   [ ]



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN PROPOSAL 1.

Dated:________________, 2000       __________________(Signature)
                                   __________________(Signature if held jointly)

                                   Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.

   YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE
                   EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.